UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

IMMUNE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-51290	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cambridge Innovation Center

One Broadway, 14th Floor

Cambridge, MA 02142

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (914) 606-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 26, 2014, Immune Pharmaceuticals Inc. (the “Company”) announced the completion of the underwriter’s partial exercise of the over-allotment option to purchase 459,697 units, each consisting of (i) one share of common stock of the Company and (ii) a warrant to purchase 0.25 of a share of common stock of the Company, at a public offering price of $2.50 per share, in connection with the Company’s previously announced underwritten public offering pursuant to a “shelf” registration statement (File No. 333-198647). A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the partial exercise of the underwriter’s over-allotment option to purchase additional units, the non-employee directors of the Company, other than Mr. Rene Lerer, purchased an aggregate of 38,400 units for an aggregate purchase price of $96,000.

The table below sets forth the number of units purchased and the total amount paid by each of the non-employee directors who participate in the public offering, as described above:

Non-Employee Director	Units Purchased	Total Amount Paid
David Sidransky	10,400	$26,000
Ana Stancic	8,000	$20,000
Daniel Kazado	8,000	$20,000
Gad Berdugo	8,000	$20,000
Cameron Durrant	4,000	$10,000
Total:	38,400	$96,000

Each of the non-employee directors will file a Form 4 to disclose the transactions described herein.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at the Company’s internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by it with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Dated: December 3, 2014	By:	/s/ Daniel G. Teper
		Name:	Daniel G. Teper
		Title:	Chief Executive Officer